
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                     101,436,151
<SECURITIES>                                         0
<RECEIVABLES>                                  379,458<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             105,325,179<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               105,325,179<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,799,714<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,509,602
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (6,709,888)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (6,709,888)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (6,709,888)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $329,328, and due from DWR of $50,130.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,509,570.
<F3>Liabilities include redemptions payable of $1,752,834, accrued management fee of $262,881, and administrative expenses payable of $143,056.
<F4>Total revenue includes realized trading revenue of $(2,954,881), net change in unrealized of $1,725,281 and interest income of $3,029,314.

